UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2011
Assisted Living Concepts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-13498	93-1148702

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, WI	53051

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 262-257-8888
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2011 Cash Incentive Compensation Program
On March 2, 2011, the Compensation/Nomination/Governance Committee (the “Committee”) of the board of directors of Assisted Living Concepts, Inc. (the “Company”) approved the 2011 Cash Incentive Compensation Program for the Company’s executive officers and seven other employees. Annual incentive awards for fiscal 2011 will be granted pursuant to the Company’s 2006 Omnibus Incentive Compensation Plan (the “2006 Omnibus Plan”). The Committee established a target award that is expressed as a percentage of base salary, objective performance criteria that must be met in order for bonuses to be paid, and other terms and conditions of the awards. If paid, these annual incentive awards are paid in cash. The performance goals applicable to these awards are: Adjusted EBITDAR and Adjusted EBITDAR margin percentages. Adjusted EBITDAR is defined as net income from continuing operations before income taxes, interest expense net of interest income, depreciation and amortization, non-cash equity based compensation expense, transaction costs and non-cash, non-recurring gains and losses, including disposal of assets, impairment of goodwill and other long-lived assets, and impairment of investments, and rent expenses incurred for leased properties. Both the Adjusted EBITDAR and Adjusted EBITDAR margin goals must be achieved to earn an award under the program.
The following table sets forth the fiscal 2011 annual incentive compensation target award for each of the Company’s executive officers, assuming the objective performance targets are reached:

		Percentage
		of Base
Name	Position	Salary
Laurie A. Bebo	President and Chief Executive Officer	75%
John Buono	Senior Vice President, Chief Financial Officer and Treasurer	50%
Mary T. Zak-Kowalczyk	Vice President and Corporate Secretary	35%
Walter A. Levonowich	Vice President and Controller	30%
Ninety percent (90%) of the award is earned if ninety percent (90%) of the Adjusted EBITDAR and Adjusted EBITDAR margin goals are met. If these threshold criteria are attained, awards are prorated between ninety percent (90%) and one hundred percent (100%) of the target award based on the lower of actual Adjusted EBITDAR and Adjusted EBITDAR margin results. An additional annual incentive is awarded if the Adjusted EBITDAR and Adjusted EBITDAR margin goals are exceeded. If the Adjusted EBITDAR and Adjusted EBITDAR margin goals are exceeded, awards are prorated between one hundred percent (100%) and one hundred and ten percent (110%) of the target award based on the lower of actual Adjusted EBITDAR and Adjusted EBITDAR margin results. Accordingly, awards earned under the program, if any, may range between ninety percent (90%) and one hundred and ten percent (110%) of the target percentage of base salary.
The foregoing description of the 2011 Cash Incentive Compensation Program is qualified in its entirety by reference to the text of the form of 2011 Cash Incentive Compensation Award Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference, and to the text of the 2006 Omnibus Plan, which is incorporated by reference as Exhibit 10.2 to this Current Report and incorporated herein by reference.

2011 Long-Term Equity-Based Compensation Program
On March 2, 2011, the Committee also approved the 2011 Long-Term Equity-Based Compensation Program and approved awards of tandem non-qualified stock options and stock appreciation rights (“Options/SARs”) to the Company’s executive officers and seven other employees pursuant to the 2006 Omnibus Plan. The aggregate maximum number of Options/SARs approved for all participants was 85,250.
The Options/SARs have both time vesting and performance vesting features. One fifth (1/5) of each grant becomes exercisable in one-third increments on the first, second and third anniversaries of March 2, 2011. If the established performance goals (related to increases in private pay resident occupancy) are achieved in fiscal 2011, some or all of the remaining four fifths (4/5) of each grant becomes exercisable in one-third increments on the first, second and third anniversaries of March 2, 2011. Once exercisable, awards may be exercised either by exercising the stock option and purchasing shares of the Company’s Class A common stock at the exercise price or exercising the related stock appreciation right. The Committee has sole discretion to determine whether stock appreciation rights are settled in shares of Class A common stock, cash or a combination of shares of Class A common stock and cash. The Options/SARs have an exercise price equal to the closing price of the Company’s Class A common stock on the New York Stock Exchange on March 8, 2011, the second business day following the March 4, 2011, release of quarterly and full year earnings, and expire March 2, 2016.
The following table sets forth the maximum number of Options/SARs granted to each of the Company’s executive officers:

		Maximum
		number of
Name	Position	Options/SARs
Laurie A. Bebo	President and Chief Executive Officer	22,000
John Buono	Senior Vice President, Chief Financial Officer and Treasurer	11,000
Mary T. Zak-Kowalczyk	Vice President and Corporate Secretary	5,500
Walter A. Levonowich	Vice President and Controller	5,500
The form of 2011 Tandem Stock Option/Stock Appreciation Rights Award Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2006 Omnibus Plan and the form of 2011 Tandem Stock Option/Stock Appreciation Rights Award Agreement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of 2011 Cash Incentive Compensation Award Agreement

10.2	2006 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Current Report of Assisted Living Concepts, Inc. on Form 8-K dated April 30, 2009, File No. 001-13498)

10.3	Form of 2011 Tandem Stock Option/Stock Appreciation Rights Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 8, 2011
ASSISTED LIVING CONCEPTS, INC.
	By:	/s/ John Buono
John Buono, Senior Vice President,
Chief Financial Officer and Treasurer

5